UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 26, 2007
Date of Report (Date of earliest event reported)

MOLEX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-7491 (Commission File Number)	36-2369491 (IRS Employer Identification No.)
2222 Wellington Court, Lisle, Illinois 60532
(Address and zip code of principal executive offices)
(630) 969-4550
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
Overview
     As disclosed in our press release of January 18, 2007 (the “January Press Release”), we have been considering revising our previously issued financial statements to reflect evolving understanding of the views of the staff of the Securities and Exchange Commission (the “SEC”) relating to the qualitative aspects of stock option misdating. On January 26, 2007, management, the Audit Committee and the Board of Directors (the “Board”) determined that we should amend our annual report on Form 10-K for the fiscal year ended June 30, 2006 to reflect the restatement of the consolidated financial statements and the related disclosures for the fiscal years ended 2006, 2005 and 2004 and for each of the quarters in fiscal years 2006 and 2005, and that we should amend our quarterly report on Form 10-Q for the three months ended September 30, 2006. Accordingly, the financial statements and all earnings press releases and similar communications issued or filed by us relating to prior periods should not be relied upon pending completion of the restatements. Our Audit Committee has discussed these matters with Ernst & Young LLP, our independent registered public accounting firm.
     Our decision to restate our consolidated financial statements was based on the results of an internal inquiry and independent investigation into our past stock option granting practices. In an August 2, 2006 press release (the “August Press Release”), we announced that we undertook a voluntary internal review of our past practices related to grants of stock options. As a result of this preliminary review, our Board formed a Special Committee of independent directors to commence an investigation of our stock option granting practices for the period 1995 through 2006.
     In the August Press Release, we announced that both we and the Special Committee concluded that the dates of stock option and restricted stock grants to executive officers and other employees in a number of instances differed from the dates such grants were approved by the appropriate Board committee such that the price on the approval date was higher than the price on the stated grant date. The Special Committee concluded that no stock options granted to outside directors were misdated. The executive officer that the Special Committee determined was responsible for the misdating was removed from his position as an executive officer and has subsequently retired.
     We provided in the August Press Release the aggregate unrecorded non-cash expense relating to misdated executive officer grants. We also stated that for grants to other employees (non-executive officers) we and the Special Committee concluded that it was impracticable to determine the actual measurement dates of the grants, but that even if all such dates were determinable there would not be a material understatement of expense. The analysis of the grants to employees relied on in this determination included a range of potential measurement dates determined by reviewing the dates on available documentation such as final spreadsheets listing the employees and the number of shares to be granted to such employees, e-mails, and other correspondence.
     We announced in the August Press Release that our current executive officers agreed to repay their portion of the $685,000 in total gains realized by them as a result of the misdating and also agreed to increase the exercise prices of their unexercised options so that there would be no future gain due to misdating of grants, all of which has occurred. We further announced in the August Press Release that we and the Special Committee concluded that the stock option misdating did not result in a material misstatement to our financial statements and no change to previously issued financial statements was required under generally accepted accounting principles.

     Following our August Press Release, the SEC’s Office of the Chief Accountant issued a letter on September 19, 2006 providing guidance regarding the proper accounting for various historical stock option granting practices. In light of this guidance, and an informal request from the SEC, we undertook an effort to determine or estimate appropriate measurement dates of the misdated stock options granted to employees, other than executive officers, in order to calculate an understatement of expense relating to such options, rather than relying on a range of potential measurement dates for determining the understatement of expense.
     Based on this analysis, we and the Special Committee continue to believe that the stock option misdating did not result in a quantitatively material misstatement to our financial statements; however, due to evolving understanding of the views of the staff of the SEC relating to the qualitative aspects of this issue, we are making the restatement in accordance with generally accepted accounting principles to record the following:
•	Non-cash share-based compensation expense for grants that were misdated;

•	Other adjustments unrelated to share-based compensation pertaining to fiscal years prior to 2005 that, as previously disclosed, were not recorded in the originally filed financial statements due to their immateriality but which were corrected in fiscal year 2005; and

•	Related tax effects for all items.
Share-Based Compensation
     The effect of recognizing additional share-based compensation expense resulting from the misdated grants is as follows (in thousands):

	Pre-Tax	After-Tax
	Expense	Expense
1995	$47	$33
1996	119	82
1997	258	178
1998	418	288
1999	836	577
2000	1,986	1,370
2001	2,926	2,019
2002	3,920	2,705
2003	4,931	3,402

Total 1995 — 2003 effect	15,441	10,654

2004	4,456	3,075
2005	3,507	2,420
2006	1,330	918

Total 2004 — 2006 effect	9,293	6,413

Total effect	$24,734	$17,067

Other Adjustments
     In addition, as disclosed in the Form 10-K for the fiscal year ended June 30, 2005, we corrected certain other errors during the fiscal year ended June 30, 2005, which were immaterial to the fiscal 2005 and prior years’ financial statements. In connection with the restatement, we will also correct these errors in the respective fiscal years.
Summary
     The following shows the shared-based compensation adjustments, the other adjustments, and the related tax effects of all adjustments for the fiscal years 2002 to 2006. The increase (decrease) in net income for each type of adjustment is as follows (in thousands):

	Net	Non-cash
	Income as	Share-based	Other		Other		Net
	Previously	Compensation	Pre-tax	Tax	Tax	Total	Income as
Year ended June 30,	Reported	Expense	Adjustments	Effect	Adjustments	Adjustments	Restated
2002	$76,479	$(3,920)	$(1,512)	$1,744	$694	$(2,994)	$73,485
2003	84,918	(4,931)	(2,697)	2,473	4,227	(928)	83,990
2004	175,950	(4,456)	(3,308)	2,539	(2,629)	(7,854)	168,096
2005	154,434	(3,507)	9,811	(2,347)	(8,275)	(4,318)	150,116
2006	237,009	(1,330)	—	412	—	(918)	236,091

     The effect that these adjustments had on diluted earnings per share for the fiscal years 2002 to 2006 is as follows:

	Earnings
	Per Share		Earnings
	Previously		Per Share as
Year ended June 30,	Reported	Adjustments	Restated
2002	$0.39	$(0.02)	$0.37
2003	0.44	(0.01)	0.43
2004	0.92	(0.05)	0.87
2005	0.81	(0.02)	0.79
2006	1.26	—	1.26
Cautionary Statement Regarding Forward-Looking Statements
     This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the SEC’s and the United States Attorney’s review of our stock option granting practices, the timing of the amended filing, and the impact of the restatement on us and our consolidated financial statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated, including those stated in Item 1A “Risk Factors” of our Form 10-K for the year ended June 30, 2006, which is incorporated herein by reference and in other reports that we file or furnish with the SEC. The statements made herein are made only as of the date of this report. Except to the extent required by law, we undertake no obligation to update publicly any forward-looking statements after the distribution of this report, whether as a result of new information, future events, changes in assumptions, or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2007	MOLEX INCORPORATED
	By:	/s/ David D. Johnson
David D. Johnson
Vice President, Treasurer and Chief Financial Officer

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